                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                                Media Logic, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                               MEDIA LOGIC, INC.

                      NOTICE OF SPECIAL MEETING IN LIEU OF
                         ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON SEPTEMBER 11, 1997

                            ------------------------

    Notice is hereby given that the Special Meeting in Lieu of Annual Meeting (the "Meeting") of Stockholders of Media Logic, Inc. (the "Company") will be held at the Holiday Inn located at 31 Hampshire Street, Mansfield, Massachusetts, on Thursday, September 11, 1997, at 10:00 a.m., local time, to consider and act upon the following matters:

1. A proposal to set the number of directors of the Company at seven (7) and to elect two Class II directors of the Company, each to hold office for a three-year term.

2. To consider and act upon a proposal to amend and restate the Company's Restated Articles of Organization to authorize 5,000,000 shares of a new class of $.01 par value Preferred Stock to be issuable on terms to be determined by the Board of Directors.

3. A proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company.

4. To transact such other business as may properly come before the Meeting or any adjournments thereof, including but not limited to the adjournment of the Meeting for purposes of soliciting additional proxies to achieve a quorum or to obtain an affirmative vote on a proposal.

    Stockholders of record at the close of business on July 17, 1997, are entitled to notice of and to vote at the Meeting and any adjourned sessions thereof. All stockholders are cordially invited to attend the Meeting.

                                       By Order of the Board of Directors

                                       Paul M. O'Brien
                                       CLERK

Plainville, Massachusetts
August 11, 1997

    WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND PROMPTLY RETURN IT IN THE PREADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

                               MEDIA LOGIC, INC.

                                310 SOUTH STREET
                        PLAINVILLE, MASSACHUSETTS 02762

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of MEDIA LOGIC, INC. (the "Company") of proxies for use at the Special Meeting in Lieu of Annual Meeting of Stockholders (the "Meeting") to be held on September 11, 1997, and at any adjourned session thereof. This proxy statement was first mailed to stockholders on or about August 11, 1997.

    All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitations.

    The close of business on July 17, 1997 has been established as the record date for determining the stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. As of the record date, there were issued and outstanding and entitled to vote 6,320,909 shares of common stock of the Company, par value $.01 per share ("Common Stock"). Holders of shares of Common Stock are entitled to one vote for each share owned at the record date on all matters to come before the Meeting and any adjournments thereof. The presence in person or by proxy of holders of a majority of the shares of Common Stock entitled to vote at the Meeting constitutes a quorum for the transaction of business.

    Any proxy may be revoked at any time before it is voted by written notice, received by the Clerk of the Company at least 24 hours prior to the Meeting; but if not so revoked, the shares represented by such proxy will be voted. All proxies will be voted in accordance with the instructions contained therein. If no choice is specified for one or more proposals in a proxy submitted by or on behalf of a stockholder, the shares represented by such proxy will be voted FOR the nominees for director, FOR items 2 and 3 above and in the discretion of the proxy holders on any adjournments of the Meeting or with respect to any other proposals which may properly come before the Meeting. Broker non-votes and proxies that withhold authority to vote for election as a director or that reflect abstentions will be deemed present for the purpose of determining the presence of a quorum for the transaction of business. The affirmative vote of two-thirds of the outstanding shares of Common Stock entitled to vote at the Meeting is required to approve proposal 2 to amend and restate the Company's Restated Articles of Organization to authorize a new class of preferred stock. The affirmative vote of a majority of the total number of shares voted either for or against each proposal at the Meeting is required to approve the proposal. With respect to the tabulation of votes on any matter, abstentions and non-votes have no effect on the vote.

    Any decision to adjourn the meeting would be made by a vote of the holders of shares of the Company's Common Stock present in person or by proxy at the Meeting. It is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote in favor of adjournment if a quorum is not present. If a quorum is present, but insufficient votes have been cast in favor of a proposal to approve it, proxies will be voted in favor of adjournment only if the Board of Directors determines that adjournment and the additional solicitation of proxies is reasonable and in the best interests of stockholders. In making this determination the Board would consider the nature of the proposal; the votes already cast as a percentage of the vote required; the percentage of negative votes cast; and the nature of any further solicitation that might be made.

    The Board of Directors does not know of any matters which will be brought before the Meeting other than those matters specifically set forth in the notice of Meeting (the "Notice") and the possible adjournment of the Meeting for purposes of soliciting additional proxies to achieve a quorum or to obtain an affirmative vote on a proposal. However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed form of Proxy, or their substitute acting thereunder, will vote on such matter in accordance with their best judgement.

                                SHARE OWNERSHIP

    The following table sets forth certain information as of July 21, 1997 concerning the ownership of Common Stock by each Stockholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, each current member of the Board of Directors, each executive officer named in the Summary Compensation Table hereof, and all current directors and executive officers as a group.

                                                                                                     SHARES
                                                                                             BENEFICIALLY OWNED (1)
                                                                                            ------------------------
                                    NAME AND ADDRESS**                                       NUMBER          PERCENT
------------------------------------------------------------------------------------------  ---------        -------
Raymond Leclerc                                                                             1,168,300         17.7%
  310 South Street
  Plainville, MA 02762
David R. Lennox                                                                               770,800(2)(3)   11.7%
  65 Summer Street
  Sheldonville, MA 02070
Digital Media & Communications                                                                656,250(4)       9.1%
  101 Federal Street
  Boston, MA 02110
F.T.S. Worldwide Corp.                                                                        531,250(5)       7.5%
  24 Route de Malagnou
  1208 Geneva, Switzerland
Klaus J. Peter                                                                                383,700(6)       5.8%
  53 South Street
  So. Natick, MA 01760
Paul M. O'Brien                                                                               169,500(7)       2.5%
William E. Davis                                                                              157,000(8)       2.3%
Francis S. Wyman                                                                               49,921(9)         *
Joseph L. Mitchell                                                                             10,517(10)        *
B. Edward Fitzgibbons                                                                          16,666(11)        *
All executive officers and directors as a group (6 persons)                                 1,571,904(12)     22.7%

------------------------

* Represents beneficial ownership of less than 1% of the Company's outstanding shares of Common Stock.

** Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.

 (1) The number of shares of Common Stock issued and outstanding on July 21, 1997 was 6,592,921. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding at July 21, 1997, plus shares of Common Stock subject to options held by such person at July 21, 1997 and exercisable within 60 days thereafter, and shares of Common Stock issuable upon conversion of subordinated convertible debentures ("Debentures") issued in the Company's March 1997 financing. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.

 (2) Includes 18,400 shares held in trust for Mr. Lennox's minor son.

 (3) This information is based solely on Amendment No. 3 to Schedule 13G filed with the Securities and Exchange Commission and dated February 13, 1997.

 (4) Includes 656,250 shares of Common Stock issuable upon conversion of Debentures (assuming conversion of such Debentures at the conversion price in effect on July 21, 1997). Advent International Corporation is an investment advisory firm. ACFS Limited Partnership ("ACFS") and Advent International Limited Partnership ("AILP") are venture capital investment funds, the general partner of which is Advent. AILP is the general partner of Digital Media & Communications Limited Partnership ("Digital"), a venture capital investment fund. This information is based solely on a Schedule 13D filed jointly by Advent, ACFS, AILP, and Digital with the Securities and Exchange Commission, dated April 4, 1997.

 (5) Shares issuable upon conversion of Debentures (assuming conversion of such Debentures at the conversion price in effect on July 21, 1997).

 (6) This information is based solely on Amendment No. 2 to Schedule 13G filed with the Securities and Exchange Commission and dated February 6, 1997.

 (7) Includes 133,000 shares issuable upon exercise of options to purchase Common Stock.

 (8) Includes 153,000 shares issuable upon exercise of options to purchase Common Stock.

 (9) Includes 9,921 shares issuable upon exercise of options to purchase Common Stock.

(10) Includes 10,317 shares issuable upon exercise of options to purchase Common Stock.

(11) Includes 10,666 shares issuable upon exercise of options to purchase Common Stock.

(12) Includes 316,904 shares issuable upon exercise of options to purchase Common Stock.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

    Section 50A of Chapter 156B of the Massachusetts General Laws provides for a Board of Directors of such number as is fixed by the Directors, and which is divided into three classes serving three-year terms. The Board of Directors has fixed the number of Directors at seven(7). At the meeting the terms of the members of Class II, Harold B. Shukovsky and Michael Salter, expire. Messrs. Shukovsky and Salter are the only nominees for election as Class II Directors for a term to expire at the 2000 Annual Meeting of Stockholders. Mr. Salter was elected in June 1997 by a majority of the Directors then in office to fill the vacancy created by the resignation of Klaus J. Peter, for a term expiring in 1997.

    Unless authority is withheld, it is the intention of the persons voting under the enclosed proxy to vote such proxy in favor of the election of Messrs. Shukovsky and Salter to be directors of the Company until the 2000 Annual Meeting of the Stockholders and until their successors are elected and qualified. The affirmative vote of a majority of the shares of Common Stock present at the Meeting in person and by proxy is required for the election of Messrs. Shukovsky and Salter.

    The members of Class III, with a term expiring at the 1998 Annual Meeting of Stockholders, are Francis S. Wyman and Raymond Leclerc. The members of Class I, with a term expiring at the 1999 Annual Meeting of Stockholders, are Joseph L. Mitchell, William Davis and a vacant seat to be filled by the Board of Directors during Fiscal 1998.

    The following table sets forth, with respect to the members of the Board of Directors and management of the Company, (i) the name, age and length of service as a director or executive officer, (ii) the principal occupation and business experience of such person for at least the past five years, and (iii) the names of certain other companies of which such person currently serves as a director or executive officer.

                                                                 POSITION AND OFFICES
                                                          WITH THE COMPANY AND OTHER BUSINESS
NAME                                                       EXPERIENCE DURING LAST FIVE YEARS
------------------------------  ---------------------------------------------------------------------------------------

William E. Davis..............  Mr. Davis joined the Company in September 1994 as Chief Operating Officer and has been
    Age 47                      the Chief Executive Officer of the Company since April 1995 and President since
                                November 1995. Prior to joining the Company, Mr. Davis was Vice President and General
                                Counsel to Steinway Musical Properties, Inc. from 1985 to 1994.

Joseph L. Mitchell............  Mr. Mitchell was elected a Director in October 1986. He is a member of the
    Age 68                      Massachusetts Bar and has been engaged in the private practice of law since 1957.

                                                                 POSITION AND OFFICES
                                                          WITH THE COMPANY AND OTHER BUSINESS
NAME                                                       EXPERIENCE DURING LAST FIVE YEARS
------------------------------  ---------------------------------------------------------------------------------------
Dr. Harold B. Shukovsky.......  Mr. Shukovsky was elected a Director in October 1986. He was most recently a Senior
    Age 56                      Consulting Engineer with a division of Digital Equipment Corporation from which he retired in May 1992.

Francis S. Wyman..............  Mr. Wyman was elected a Director in October 1986. He is a member of the Massachusetts
    Age 61                      Society of Accountants, has been engaged in public accounting since 1957, and since
                                1962 has operated his own accounting firm.

Raymond Leclerc...............  Mr. Leclerc was elected a Director in October 1995. He is the founder of Ray Plastic,
    Age 71                      Inc. (1950) and Mylec, Inc. (1970). He was President and Chief Executive Officer for
                                both firms from inception until his retirement in 1989. He continues as a director in both companies.

Michael Salter................  Mr. Salter was elected a Director in June 1997. He most recently served as Vice
    Age 60                      President/General Manager, Asia Pacific of EMC Corporation and President of EMC Japan.
                                He is currently acting as a consultant to companies in the data storage industry.

Paul M. O'Brien...............  Mr. O'Brien joined the Company in September 1990 as Chief Financial Officer and was
    Age 54                      elected Vice President in 1993. Prior to joining the Company, Mr. O'Brien was Vice
                                President of Finance of Rosenthal Technic, N.A.

B. Edward Fitzgibbons.........  Mr. Fitzgibbons joined the Company in April 1995 as Vice President of Sales. Prior to
    Age 56                      joining the Company, Mr. Fitzgibbons was Executive Vice President of Two Technologies
                                Inc. headquartered in Horsham, PA.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    During the fiscal year ended March 31, 1997 ("Fiscal Year 1997"), the Board held 6 meetings. During Fiscal Year 1997, each incumbent director attended at least 75% of the total number of meetings of the Board and the total number of meetings held by all committees on which the individual director served.

    The Audit Committee presently is composed of two directors: Harold B. Shukovsky and Francis S. Wyman. Responsibilities of this committee include engagement of independent auditors, review of audit fees, supervision of matters relating to audit functions, review and setting of internal policies and procedures regarding audits, accounting and other financial controls, and reviewing related party transactions. The Audit Committee met one time during Fiscal Year 1997.

    The Compensation Committee presently is composed of four directors: Joseph
L. Mitchell, Harold B. Shukovsky, Francis S. Wyman and Raymond Leclerc. Responsibilities of this committee include approval of remuneration arrangements for executive officers of the Company, review and approval of compensation plans relating to executive officers and directors, including grants of stock options and other benefits under the Company's stock option plans, and general review of the Company's employee compensation policies. None of the members of the Compensation Committee has been an employee of the Company at any time and none has any relationship with either the Company or the Company's officers requiring disclosure under applicable regulations of the Securities and Exchange Commission. During Fiscal Year 1997, the Compensation Committee met three times.

    The Company does not have a standing Nominating Committee.

EXECUTIVE COMPENSATION

    The table below sets forth certain compensation information for the fiscal years ended 1997, 1996, and 1995 with respect to each person who served as an Executive Officer of the Company who had a salary and bonus of at least $100,000 during Fiscal Year 1997.

                           SUMMARY COMPENSATION TABLE

                              ANNUAL COMPENSATION

                                                                        LONG TERM
                                                                      COMPENSATION
                                                                         AWARDS
                                                                       SECURITIES
            NAME AND                                                   UNDERLYING          ALL OTHER
       PRINCIPAL POSITION            YEAR     SALARY($)  BONUS($)(1)   OPTIONS (#)    COMPENSATIONS($)(2)
---------------------------------  ---------  ---------  -----------  -------------  ---------------------
William E. Davis (3)                    1997    200,000           0         0                  4,632
  Chief Executive Officer               1996    194,100           0      42,000                5,225
  and President                         1995     68,316      20,000         0                  1,113

Paul M. O'Brien                         1997    120,000           0         0                  4,500
  Vice President and Chief              1996    128,413           0      27,000                3,809
  Financial Officer                     1995    110,000      10,000         0                  3,287

B. Edward Fitzgibbons (4)               1997    128,654           0         0                  4,473
  Vice President of Sales               1996    116,827           0      16,000                2,388
                                        1995          0           0         0                      0

------------------------

(1) Bonus payments for services rendered to the Company in Fiscal 1995 were paid in Fiscal 1996.

(2) Numbers presented represent the Company's matching contributions under the Company's 401(k) Plan for Fiscal Years 1997, 1996, and 1995.

(3) Mr. Davis joined the Company as Chief Operating Officer in September 1994, was elected Chief Executive Officer in April 1995, and elected President in November 1995. See "Executive Employment Agreements".

(4) Mr. Fitzgibbons joined the Company in April 1995 as Vice President of Sales.

                         FISCAL YEAR END OPTION VALUES

                            NUMBERS OF SECURITIES   VALUE OF UNEXERCISED
                                 UNDERLYING         IN-THE MONEY OPTIONS
                                 UNEXERCISED                 AT
                            OPTIONS AT 3/31/97(#)        3/31/97($)
                                EXERCISABLE/            EXERCISABLE/
NAME                            UNEXERCISABLE         UNEXERCISABLE(1)
--------------------------  ---------------------  ----------------------
William E. Davis               153,000/39,000             15,625/0
Paul M. O'Brien                 133,000/9,000            187,500/0
B. Edward Fitzgibbons           10,666/5,334            2,500/1,250

------------------------

(1) Value is based on the closing sale price of the Common Stock as of March 31, 1997 ($2.25) minus the exercise price.

EXECUTIVE EMPLOYMENT AGREEMENTS

    The Company entered into a three-year employment agreement with William E. Davis on September 30, 1994, pursuant to which the Company agreed to employ Mr. Davis as Chief Operating Officer. Mr. Davis received a base salary at an annual rate of $135,000 through January 1, 1995, at which time, pursuant to such employment agreement, the annual rate of such salary was increased to $150,000. The employment agreement of

Mr. Davis was amended in April 1995, at which time Mr. Davis assumed the position of Chief Executive Officer of the company. Pursuant to such amended employment agreement, which terminates March 31, 1998, the Company agreed to pay Mr. Davis a base salary at an annual rate of $200,000. Additionally, Mr. Davis may receive an annual bonus of cash and/or equity in an amount up to 100% of his base salary to be determined by the Compensation Committee. No bonus was paid in Fiscal Year 1997.

    In April 1995, the Company entered into an amendment of the employment agreement of Paul M. O'Brien, pursuant to which the Company agreed to employ Mr. O'Brien as Vice President and Chief Financial Officer through March 31, 1998. The base salary for the term of the agreement was set at $120,000. Mr. O'Brien is entitled to receive an annual bonus in cash and/or equity of the Company in an amount of up to 50% of base salary, to be determined by the Compensation Committee. No bonus was paid in Fiscal Year 1997.

    Pursuant to their current employment agreements, each of Messrs. Davis and O'Brien is entitled to severance pay in an amount equal to the greater of (a) the remainder of his salary through the expiration of the employment contract or
(b) an amount equal to one full year of his then current salary if his employment is terminated (i) by reason of death or disability, (ii) by the Company for any reason other than cause, or (iii) by him for "Good Reason" (as defined in such employee's employment agreement). Each of Messrs. Davis and O'Brien is entitled to severance pay in the amount of one dollar less than three times his "base amount" of compensation and benefits (as defined in Section 280G of the Internal Revenue Code of 1986, as amended) if his employment is terminated within one year of a "Change in Control" (as defined in such employee's employment agreement).

DIRECTOR COMPENSATION

    The Company pays non-employee directors $1,000 for attendance at each meeting of the Board of Directors and $500 for attendance at meeting of Board Committees. The Company also pays expenses for attendance at meetings of the Board of Directors and committees thereof.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on a review of reports furnished to the Company or written representations from the Company's directors and executive officers, the Company believes that all reports required to be filed pursuant to Section 16 of the Securities Exchange Act of 1934 were filed timely by the Company's directors, executive officers and ten percent holders during Fiscal Year 1997.

                              CERTAIN TRANSACTIONS

    The Company leases its main facility in Plainville, Massachusetts, from D&K Realty Trust (the "Trust"). Klaus J. Peter and David R. Lennox, both former officers and directors of the Company and each the beneficial owner of more than 5% of the Company's Common Stock, are the beneficial owners of the Trust. In April 1993, the Company entered into a revised lease with the Trust for a term of fifteen (15) years and renewable for fifteen (15) years on the same terms. In 1992 the Company had an independent appraisal of the premises and, based on such appraisal, the Company believes that the rental per square foot is comparable to that of other facilities in the area and is reasonable and fair. Lease payments by the Company to the Trust in Fiscal Year 1997 totaled approximately $83,400 and in the fiscal years ended March 31, 1996 and March 31, 1995 totaled approximately $83,400 per year.

                                   PROPOSAL 2

    The Company's Board of Directors recommends that the shareholders consider and approve a proposal to amend and restate the Company's Restated Articles of Organization authorizing 5,000,000 shares of $.01 par value Preferred Stock (the "Preferred Stock") to be issuable on terms to be determined by the Board.

    The proposal calls for the authorization of a new class of Preferred Stock consisting of 5,000,000 shares which may be issued in one or more series by vote of the Board of Directors. If this proposal is approved by the shareholders, the Board of Directors will be empowered, without the necessity of further action or authorization by the shareholders (unless required in a specific case by applicable laws, regulations or rules), to cause the Company to issue Preferred Stock from time to time in one or more series, and to fix by resolution the preferences, voting powers, qualifications, and special or relative rights or privileges of each such series. Each series of Preferred Stock will rank senior to the Company's Common Stock with respect to dividends and liquidation rights.

    The adoption of the proposed amendment will increase the Company's financial flexibility and allow management to pursue equity financing and other transactions which management believes will enhance shareholder value. The Board believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in the Company's capital structure than now exists. The Preferred Stock will be available for issuance from time to time as determined by the Board for any proper corporate purpose. Such purposes could include, without limitation, issuance in public or private sales for cash as a means of obtaining capital for use in the Company's business and operations, issuance as part or all of the consideration required to be paid by the Company for assets and services, and issuance to the Company's employees and consultants as compensation. The Company does not presently have any plans, agreements, understandings or arrangements that will or could result in the issuance of any share of the Preferred Stock.

    It is not possible to state the actual effect of the authorization of the Preferred Stock upon the rights of holders of Common Stock until the Board determines the respective rights of the holders of one or more series of Preferred Stock. The effects of such issuance could include, however, (i) reduction of the amount otherwise available for payments of dividends on Common Stock if dividends are payable on the Preferred Stock, (ii) restrictions on dividends on Common Stock if dividends on the Preferred Stock are in arrears,
(iii) dilution of the voting power of Common Stock if the Preferred Stock has voting rights, and (iv) restriction of the rights of holders of Common Stock to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to the holders of Preferred Stock.

    The Board of Directors could also utilize shares of Preferred Stock in order to adopt a shareholder rights plan (a so-called "poison pill"), which could have the effect of discouraging or delaying a takeover of the Company. Massachusetts law permits the issuance of classes of stock with voting rights under which a vote of the holders of each class, voting separately, is required to approve a merger. Shares of Preferred Stock could thus be issued to make approval of a merger more difficult. The issuance of shares of Preferred Stock could also increase the absolute cost of a merger or other takeover transaction. The Company does not presently contemplate using any of the authorized shares of Preferred Stock for such purposes.

    If the amendment is authorized, the current "Description of Common Stock" contained in Article 4 of the Company's Restated Articles of Organization will be deleted and the provision included in Appendix A to this Proxy Statement will be inserted.

    THE AFFIRMATIVE VOTE OF THE HOLDERS OF TWO-THIRDS OF THE OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE AT THE MEETING IS REQUIRED TO APPROVE THE PROPOSED AUTHORIZATION OF A NEW CLASS OF PREFERRED STOCK, WITH ABSTENTIONS AND BROKER NON-VOTES BEING TREATED AS VOTES AGAINST THE PROPOSAL.

         The Board of Directors recommends a vote "FOR" this proposal.

                                   PROPOSAL 3

                   RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

    Arthur Andersen LLP, independent certified public accountants, have been auditors of the Company since 1991. The Board of Directors has recommended that the stockholders ratify the reappointment of Arthur Andersen LLP as the Company's auditors for the current fiscal year.

    A representative of Arthur Andersen LLP is expected to be present at the Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions.

    The Board of Directors recommends that the shareholders vote "FOR" the proposal to ratify the appointment of Arthur Andersen LLP, and the enclosed proxy will be so voted unless a contrary vote is indicated. In the event the appointment of Arthur Andersen LLP should not be approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest possible time.

                             STOCKHOLDER PROPOSALS

    The Board will make provision for presentation of proposals by shareholders at the 1998 Annual Meeting of Stockholders (or special meeting in lieu thereof) provided such proposals are submitted by eligible shareholders who have complied with the relevant regulations of the Securities and Exchange Commission. Such proposals must be received by the Company no later than March 31, 1998, to be considered for inclusion to the Company's proxy materials relating to that meeting.

                                    GENERAL

    The management of the Company knows of no matter other than the foregoing to be brought before the Meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be presented.

                                                  [SIG]

                                          William E. Davis
                                          PRESIDENT

                                   APPENDIX A

    There shall be authorized a total of 20,000,000 shares of Common Stock, $.01 par value (the "Common Stock"), and 5,000,000 shares of Preferred Stock, $.01 par value (the "Preferred Stock").

    Each holder of Common Stock shall at every meeting of stockholders be entitled to one vote in person or by proxy for each share of Common Stock held by him. The holders of the Common Stock shall be entitled to such dividends as may from time to time be declared by the Board of Directors out of any funds legally available for the declaration of dividends, subject to any provisions of these Articles of Organization, as amended from time to time, and subject to the relative rights and preferences of any shares of Preferred Stock authorized and issued hereunder. No share of Common Stock shall entitle its holder to have any preemptive right in or preemptive right to subscribe to any additional shares of Common Stock or any shares of any other class of stock which may at any time be authorized or issued, or any bonds, debentures or other securities convertible into shares of stock of any class of the Company, or options or warrants carrying rights to purchase such shares or securities.

    The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article 4, to provide the issuance of the shares of Preferred Stock, with or without series, and, by filing a certificate pursuant to the applicable law of the Commonwealth of Massachusetts (the "Certificate of Designation"), to establish from time to time the number of shares to be included in each such series and to fix the designation, preferences, voting powers, qualifications and special or relative rights or privileges of the shares of each such series. In the event that at any time the Board of Directors shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock until designated by the Board of Directors as being part of a series previously established or a new series then being established by the Board of Directors. Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series except as set forth in the Certificate of Designation.

    The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

        (i) The number of shares constituting that series and the distinctive designation of that series, and whether additional shares of that series may be issued;

        (ii) whether any dividends shall be paid on shares of that series, and, if so, the dividend rate on the shares of that series; whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

       (iii) whether shares of that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

        (iv) whether shares of that series shall be convertible into shares of Common Stock or another security and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

        (v) whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

        (vi) whether, in the event of purchase or redemption of the shares of that series, any shares of that series shall be restored to the status of authorized but unissued shares or shall have such other status as shall be set forth in the Certificate Designation;

       (vii) the rights of the shares of that series in the event of the sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Company, or the merger or consolidation of the

    Company into or with any other company, or the merger of any other company into it, or the voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights or priority, if any, of shares of that series to payment in any such event;

      (viii) whether the shares of that series shall carry any preemptive right in or preemptive right to subscribe for any additional shares of Preferred Stock or any shares of any other class of stock which may at any time be authorized or issued, or any bonds, debentures or other securities convertible into shares of stock of any class of the Company, or options or warrants carrying rights to purchase such shares or securities; and

        (ix) any other designation, preferences, voting powers, qualifications, and special or relative rights or privileges of the shares of that series.

                               MEDIA LOGIC, INC.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 11, 1997

    The undersigned hereby appoints William E. Davis or Paul M. O'Brien or either of them as Proxies, with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Special Meeting in lieu of Annual Meeting of Stockholders to be held on September 11, 1997 at 10:00 a.m. at the Holiday Inn located at 31 Hampshire Street, Mansfield, Massachusetts, or any adjournment thereof, and upon any and all matters which may properly be brought before the meeting or any adjournments thereof, hereby revoking all former proxies.

    The Board of Directors recommends a vote for Proposals 1, 2 and 3.

 1.    Election of two Class II directors.
                            FOR   WITHHOLD
                                  AUTHORITY
       Harold B.            / /    / /
       Shukovsky
       Michael Salter       / /    / /
 2.    Proposal to approve the authorization of a new class of
       preferred stock.
              FOR           AGAINST  ABSTAIN
              / /           / /    / /
 3.    Proposal to ratify the appointment of Arthur Andersen LLP
       the independent public accountants of the Company.
              FOR           AGAINST  ABSTAIN
              / /           / /    / /

       In their discretion, the proxies are authorized to vote
 4.    upon such other business as may properly come before the
       meeting or any adjournment thereof, including but not
       limited to the adjournment of the meeting for purposes of
       soliciting additional proxies to achieve a quorum or to
       obtain an affirmative vote on a proposal.
              FOR           AGAINST  ABSTAIN
              / /           / /    / /

The shares represented by this proxy will be voted on Proposals (1), (2), (3) and (4) in accordance with the specifications made and "FOR" such proposals if there is no specification.
                                                              Date

                                               --------------------------------,
                                                              1997

                                                --------------------------------
                                                    Signature of Shareholder

                                                --------------------------------
                                                    Signature of Shareholder

                                             Please date and sign exactly as
                                             your name(s) appears below
                                             indicating, where proper, official
                                             position or representation capacity
                                             in which you are signing. When
                                             signing as executor, administrator,
                                             trustee or guardian, give full
                                             title as such; when shares have
                                             been issued in the name of two or
                                             more persons, all should sign.